Exhibit 10.2

FORM OF TLA1

THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”), made and entered into as of this      day of                     , 2017 (the “Effective Date”), by and between CNX RESOURCES CORPORATION, a corporation organized under the laws of                      (“Licensor”) and CONSOL ENERGY INC., a corporation organized under the laws of                      (“Licensee”).

WHEREAS, Licensor owns all right, title, and interest to the trademarks identified and set forth in Schedule 1 annexed hereto and made a part hereof (collectively, the “Licensed Marks”);

WHEREAS, Licensor further owns all right, title, and interest to the domain names identified and set forth in Schedule 2 annexed hereto and made a part hereof (collectively, the “Domain Names”);

WHEREAS, Licensor and Licensee and other businesses formerly operated as, or as businesses of, Licensor;

WHEREAS, Licensor and Licensee are now two, separate, publically traded companies;

WHEREAS, Licensor and Licensee entered into a Separation Agreement having an effective date of [     ] (“Separation Agreement”); unless specifically defined in this Agreement, any capitalized term in this Agreement shall have the meaning set forth in the Separation Agreement.

WHEREAS, Licensee continues to sell, and offer for sale products and services related to the coal industry, in conjunction with the Licensed Marks as of the Effective Date (“Licensed Products”) (the license terms of each of which are set forth in Schedule 3);

WHEREAS, Licensee wishes to obtain from Licensor, subject to the terms and conditions set forth in this Agreement, the right and license to use, have used, manufacture, have manufactured, sell, have sold, advertise, have advertised, import, have imported, export, have exported, offer for sale, and have offered for sale the Licensed Products using the Licensed Marks (the “Licensed Purpose”);

WHEREAS, Licensor is willing to grant such rights, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	GRANT AND SCOPE OF LICENSE.

(a)    Grant of License. Licensor hereby grants to Licensee the limited licenses to use and have used the Licensed Marks for the Licensed Products as set forth on Schedule 3 under the terms set forth in Schedule 3.

(b)    Domain Names. Licensor hereby grants to Licensee the limited right to use the Domain Names under the terms set forth in Schedule 3.

(c)    Goodwill. Licensee expressly recognizes and acknowledges that its use of the Licensed Marks shall inure solely to the benefit of Licensor, and shall not confer on Licensee any ownership rights to the Licensed Marks. Licensee agrees and covenants that it shall not challenge, contest, or take any actions inconsistent with Licensor’s exclusive rights of ownership of the Licensed Marks.

(d)    Trademark Notices. All print and electronic displays of the Licensed Marks by Licensee shall include at Licensor’s option, a notice to the effect that the Licensed Marks is owned by Licensor and used by Licensee under license from Licensor.

(e)    Licensee Cooperation. Licensee agrees to reasonably cooperate with Licensor in achieving registration of the Licensed Marks worldwide, and in maintaining and protecting existing registrations therefor at Licensor’s sole expense. Licensee shall execute any and all documents which Licensor may reasonably request in support of such registrations, and, at Licensor’s request, Licensee shall provide use evidence, testimony, and documentation that may be required in any ex parte or inter partes administrative proceedings and prosecutions, maintenance and renewals involving registrations of the Licensed Marks, at Licensee’s sole expense.

(f)    Quality Control, Licensor Approvals. Licensor as owner of the Licensed Marks shall have the right at all times to control and approve the nature and quality of the Licensed Products, and to inspect Licensee’s business operations upon reasonable prior notice for the purpose of ensuring that a high level of quality of the Licensed Products is being maintained by Licensee. At Licensor’s reasonable request during each calendar year, Licensee shall submit samples of Licensed Products to Licensor, at no cost to Licensor, and shall not materially depart therefrom without Licensor’s prior express written consent. The Licensed Products, as well as all promotional, packaging and advertising material relative thereto, shall include all appropriate legal notices as required by Licensor. No more frequently than once per year, a third party auditor chosen by Licensor and approved by Licensee, such approval not to be unreasonably withheld, shall be entitled at any time on reasonable notice to the Licensee to enter, during regular business hours, any premises used by the Licensee or its manufacturers for the manufacture, packaging, storage, or performance of the Licensed Products, to inspect such premises, all plant, workforce and machinery used for manufacture, packaging, storage, or performance of Licensed Products and all other aspects of the manufacture, packaging, storage, and performance of Licensed Products (“Access Rights”). Prior to exercising such Access

Rights, the third party auditor shall enter into a nondisclosure agreement with Licensee that, among other terms deemed acceptable by Licensee and such third party auditor, shall: (a) limit the content of any report made by the third party auditor to Licensor to a description of the manner in which, and the conditions under which, the Licensed Marks is used by Licensee or its manufacturers; and (b) prevent the disclosure of any of Licensee’s trade secrets and/or Confidential Information. To the extent reasonably practicable, all Licensed Products shall include notices on labeling, packaging, adverting, and other promotion material for the Licensed Products stating that the Licensed Marks are owned by Licensor and used by Licensee under license from Licensor. The Licensed Products shall be of a quality commensurate with previous products and services provided by Licensee prior to execution of the Separation Agreement. If the quality of a class of the Licensed Products falls below such standards, Licensee shall use commercially reasonable efforts to restore such quality. In the event that Licensee has not taken appropriate steps to restore such quality within ninety (90) days after notification by Licensor, Licensor shall have the right to terminate this Agreement.

(g)    Compliance with Trademark Usage Guidelines. Licensee agrees to comply with Licensor’s trademark usage guidelines and any other policies and requirements applicable to the Licensed Marks.

2.	ENFORCEMENT OF INTELLECTUAL PROPERTY.

(a)    Third Party Infringement. In the event that Licensee becomes aware that any third party is infringing the Licensed Marks, Licensee shall promptly notify Licensor and provide pertinent details. Licensor shall have the right in its sole discretion to bring a legal action for infringement against the third party, together with the right to enforce and collect any judgment thereon. If Licensor elects to exercise such right, Licensee shall, at Licensor’s request, provide reasonable assistance to Licensor, at the sole expense of Licensor. In the event that Licensor declines to bring a legal action for infringement against a third party operating in the coal business identified by Licensee, Licensee shall have the right to bring a legal action for infringement against the third party upon receiving the prior written approval of Licensor, such approval not to be unreasonably withheld.

3.	INDEMNIFICATION.

(a)    Licensee shall defend, indemnify and hold harmless Licensor and its officers, directors, employees, agents, corporate subsidiaries, parents, and affiliates (“Licensor Indemnitees”) from and against any and all demands, claims, actions or causes of action, assessments, deficiencies, damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses), incurred in conjunction with or arising out of or relating to any third-party claim concerning the Licensed Products and any acts or omissions of Licensee, including without limitation Licensee’s performance of its obligations under this Agreement. The Licensor Indemnitees agree to cooperate with Licensee, at Licensee’s expense, to provide copies of any documents or materials reasonably requested by Licensee in support of its defense of the Licensor Indemnitees.

4.	TERM AND TERMINATION.

(a)    Term. The Term of this Agreement will commence on the Effective Date and shall continue for the time periods set forth in Schedule 2 unless sooner terminated in accordance with the terms of this Agreement.

(b)    Termination for Breach. Licensor and Licensee will be entitled to terminate this Agreement by written notice to the other party in the event the other party is in material breach of any of its obligations hereunder and shall fail to remedy any such default within ninety (90) days after notice thereof by the non-breaching party.

(c)    Termination Upon Bankruptcy. Either party may terminate this Agreement by written notice to the other in the event of: (a) the other party’s making assignment for the benefit of its creditors or filing a voluntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import; or (b) the filing of an involuntary petition against the other party under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under any law of like import; or (c) the appointment of a trustee or receiver for the party or its property.

(d)    Survival of Obligations; Return of Confidential Information. Notwithstanding any expiration or termination of this Agreement, Sections 1(d), 3(a), 4(d), 5(a), 5(b), and 6(a) through 6(j) shall survive and continue to be enforceable as set forth herein. Upon any expiration or termination of this Agreement, Licensee shall promptly return to Licensor, or at Licensor’s direction, destroy all confidential information and all copies thereof in Licensee’s possession.

5.	REPRESENTATIONS AND WARRANTIES.

(a)    Licensor represents and warrants to Licensee that Licensor’s performance of its obligations under this Agreement is not in conflict with, and will not result in a breach of or constitute a default under, any other contract, instrument, rule of law or order of any court or governmental agency to which Licensor is a party or by which Licensor is bound.

(b)    Licensee represents and warrants to Licensor that Licensee’s performance of its obligations under this Agreement are not in conflict with, and will not result in a breach of or constitute a default under, any other contract, instrument, rule of law or order of any court or governmental agency to which Licensee is a party or by which Licensee is bound.

6.	MISCELLANEOUS.

(a)    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles.

(b)    Waiver. The waiver by any party of a breach or a default of any provision of this Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.

(c)    Waiver of Jury Trial. To the fullest extent permitted by applicable law each party hereby irrevocably waives all right of trial by jury in any action, proceeding, claim, or counterclaim arising out of or in connection with this Agreement or any matter arising hereunder.

(d)    No Agency. Nothing herein shall be deemed to constitute Licensor, on the one hand, or Licensee, on the other hand, as the agent or representative of the other, or as joint venturers or partners for any purpose. Neither Licensor, on the one hand, nor Licensee, on the other hand, shall be responsible for the acts or omissions of the other. No party will have authority to speak for, represent or obligate the other party in any way without prior written authority from such other party.

(e)    Entire Agreement. This Agreement and the Separation Agreement together contain the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties.

(f)    Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

(g)    Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile transmission if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by written notice to the other parties hereto. Notices shall be provided to the addresses set forth below:

If to Licensor:	If to Licensee:

CNX Resources Corporation	CONSOL Energy Inc.
Address	Addresss
Attn: General Counsel	Attn: General Counsel
Fax No.:	Fax No.:

(h)    Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the invalid provision shall be severed herefrom.

(i)    Assignment. This Agreement may not be assigned or otherwise transferred by Licensee in any manner without the prior written consent of Licensor in its sole discretion, including without limitation by operation of law, a change of control, merger, acquisition, or otherwise. Licensor may freely assign any or all of its rights or obligations under this Agreement. Subject to the foregoing, this Agreement will inure to the benefit of and will be binding on the parties hereto and their respective permitted assigns.

(j)    Counterparts; Images Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument. Scanned PDF copies of signatures and facsimile copies of signatures may be deemed original signatures.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers as of the Effective Date.

CNX RESOURCES CORPORATION	CONSOL ENERGY INC.

By:	By:

Name:	Name:

Date:	Date:

SCHEDULE 1

LICENSED MARKS

United States Trademarks

Word Mark	Serial Number	Reg. Number
CNXC	86/656,210
CNX COAL RESOURCES LP	86/655,972

SCHEDULE 2

DOMAIN NAMES

cnxcoalresources.com

cnxcoalresourceslp.com

cnxmetcoalinternational.com

cnxmetcoalinternationalinc.com

cnxcresources.com

cnxlp.com

cnxcoal.com

cnxmarineterminals.com

SCHEDULE 3

LICENSE TERMS

1.    The license granted to use and have used the Licensed Marks with respect to, and in conjunction with, the manufacture, offer for sale, sale, importation, exportation, and provision of Licensed Products is non-exclusive, worldwide and royalty-free and includes the right to sublicense to Licensee’s subsidiaries and affiliates.

2.    Licensor further grants Licensee the right to sublicense the Licensed Marks to any third party which currently is licensed to use the Licensed Marks in connection with any Licensee related business. The term of this grant will be 1 year.

3.    Licensee is expressly prohibited from using the Licensed Marks with respect to, in conjunction with, the manufacture, offer for sale, sale, importation, exportation, or provision of products or services in the natural gas business.

4.    The term of the license granted for Licensed Products is 1 year from the Effective Date.

5.    Licensor agrees that for a term of 5 years, it shall not use nor license others to use the Licensed Marks in the coal business.

6.    The license granted herein shall not include any right for Licensee, nor any sublicensee, to use any corporate name, fictitious name, or other corporate identifier that includes or comprises the Licensed Marks. Nothing herein shall be construed as prohibiting Licensee from making factually accurate statements concerning its contractual relationship with Licensor, provided that the wording of such statements shall be subject to Licensor’s prior written approval, such approval not to be unreasonably withheld.

7.    The term of the license granted for Domain Names is 1 year from the Effective Date.

8.    Upon the termination of the license to use the Domain Name, Licensee shall disable and cease using the domain name and transfer administrative control to Licensor.